UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Certain Officers
On and effective as of June 4, 2015, the Board of Directors of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), appointed Steven Stellato as Vice President and Chief Accounting Officer of the General Partner.
Mr. Stellato served as Vice President and Controller of Energy Transfer Partners, LP (“Energy Transfer”) from 2009 to 2015. Prior to joining Energy Transfer, Mr. Stellato was Senior Manager at the public accounting firm of KPMG LLP from 2001 to 2009, focusing on clients in the energy industry. Prior to joining KPMG LLP, Mr. Stellato held various management positions with a large retail grocery company in South Texas for over 10 years. Mr. Stellato is a Certified Public Accountant.
There are no arrangements or understandings between Mr. Stellato and any other person(s) pursuant to which Mr. Stellato was selected as Chief Accounting Officer. There are no existing relationships between Mr. Stellato, the General Partner, the Partnership, CST Brands, Inc., the ultimate owner of the General Partner, or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Clayton E. Killinger
	Name:	Clayton E. Killinger
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 9, 2015